EXHIBIT 3.2

AMENDED AND RESTATED BYLAWS
OF
SYNUTRA INTERNATIONAL, INC.,
A DELAWARE CORPORATION

ARTICLE I
OFFICES

Section 1.1 Principal Office.

(a) The principal executive office of Synutra International, Inc. (herein called the “Company”) shall be at such place established by the Board of Directors (the “Board”) in its discretion.

(b) The Board shall have full power and authority to change the location of the principal executive office.

Section 1.2 Registered Office.

The registered office in the State of Delaware is hereby fixed and located at The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The Board is hereby granted full power and authority to change the place of said registered office within the State of Delaware.

Section 1.3 Other Offices.

The Company may also have from time to time branch or substitute offices at such other places as the Board may deem appropriate.

ARTICLE II
STOCKHOLDERS’ MEETINGS

Section 2.1 Place.

Meetings of the stockholders shall be at such place within or outside the State of Delaware as the Board shall designate by resolution. In the absence of such designation, stockholders’ meetings shall be held at the principal executive office of the Company.

Section 2.2 Annual Meetings.

The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such time, date and place as determined by resolution of the Board.

Notice of each meeting of the stockholders shall be given by the Company either personally or by mail or other lawful means to each stockholder of record entitled to vote at such meeting not less than ten (10) days nor more than sixty (60) days before each annual meeting. Such notices shall specify the place, the day and the hour of such meeting, the names of the nominees for election and those matters which the Board intends to present for action by the stockholders, and shall state such other matters, if any, as may be expressly required by statute. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such stockholder’s address as it appears on the books of the Company. An affidavit of the Secretary, an Assistant Secretary or other transfer agent of the Company that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Without limiting the foregoing, any notice to stockholders given by the Company pursuant to these Amended and Restated Bylaws (as may be further amended, restated, modified or supplemented from time to time, the “Bylaws”) shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any previously scheduled annual meeting of the stockholders may be postponed by resolution of the Board.

Section 2.3 Special Meetings.

Special meetings of the stockholders, for any purpose or purposes, prescribed in the notice of the meeting, may be called at any time only by a majority of the total number of authorized directors, the Chairman of the Board, the Chief Executive Officer, the President or the Executive Vice President. Said notice shall specify the purpose for which such special meeting is called. Such meetings shall be held at the place, on the date and at the time as they or he or she shall fix. Unless otherwise required by Delaware General Corporation Law (“DGCL”), the written notice of any special meeting shall be given to the stockholders not less than ten (10) nor more than sixty (60) days before the date of the meeting. No business shall be transacted at a special meeting except as stated in the notice sent by the Board to the stockholders.

Section 2.4 Advance Notice of Stockholder Nominees.

(a) Without qualification, only persons who are nominated in accordance with the procedures set forth in this Section 2.4 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of stockholders by or at the direction of the Board of Directors (or any duly authorized committee thereof) or by any stockholder of the Company who was a stockholder of record at the time of giving of such stockholder’s notice provided for in this Section 2.4, who is entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 2.4. In addition to any other applicable requirements, for a nomination to be made by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary of the Company. To be timely, a stockholder’s notice shall be received by the secretary at the principal executive offices of the Company: (1) in the case of the annual meeting not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public announcement of the date of such meeting is first made, whichever first occurs; and (2) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public announcement of the date of the special meeting is first made, whichever first occurs. In no event shall the public announcement of an adjournment or postponement of a meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper written form, such stockholder’s notice shall set forth: (1) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of capital stock of the Company which are beneficially owned by such person; and (iv) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules and regulations promulgated thereunder (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (2) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address, as they appear on the Company’s books, of such stockholder, and of such beneficial owner; (ii) the class and number of shares of capital stock of the Company which are beneficially owned by such stockholder and such beneficial owner; (iii) a description of any arrangements or understandings between such stockholder and each proposed nominee and any other person (including their names) pursuant to which the nomination(s) are to be made by such stockholder and such beneficial owner; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors, or may otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(b) No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in this Section 2.4. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company. The chairperson of the meeting shall determine whether a nomination was not made in accordance with the procedures prescribed by this Section 2.4, and if he or she should so determine, he or she shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

(c) Notwithstanding the foregoing provisions of this Section 2.4, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Company to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Section 2.4, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(d) Notwithstanding the foregoing provisions of this Section 2.4, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to subject matter of this Section 2.4.

Section 2.5 Advance Notice for Proposing Business at the Annual Meeting.

(a) Without qualification, no business, other than nominations of candidates for election to the Board of Directors pursuant to Section 2.4, shall be transacted by the stockholders other than at a duly called meeting of stockholders (1) pursuant to the Company’s notice with respect to such meeting; (2) by or at the direction of the Board of Directors; or (3) at the annual meeting by any stockholder of the Company who was a stockholder of record at the time of giving of such stockholder’s notice provided for in this Section 2.5, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 2.5.

(b) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder pursuant to clause (3) of paragraph (a) of this Section 2.5, the stockholder must have given timely notice thereof in proper written form to the secretary of the Company and such business must be a proper matter for stockholder action under the DGCL. To be timely, a stockholder’s notice shall be received by the secretary at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was made or such public announcement of the date of such meeting is first made, whichever first occurs. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper written form, such stockholder’s notice shall set forth: (1) as to each matter that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (2) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made: (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner; (ii) the class and number of shares of capital stock of the Company which are beneficially owned by such stockholder and such beneficial owner; (iii) a description of any arrangements or understandings between such stockholder and any other person (including their names) in connection with the proposal of such business by such stockholders and any material interest in such business of such stockholder and the such beneficial owner; (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and (v) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for such matters, or may otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing provisions of this Section 2.5, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Company to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Section 2.5, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(c) Only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.5. The chairperson of the meeting shall determine whether any business proposed to be transacted by the stockholders has not been properly brought before the meeting and, if he or she should so determine, the chairperson shall declare that such proposed business or was not properly brought before the meeting and such business shall not be presented for stockholder action at the meeting.

(d) Notwithstanding the foregoing provisions of this Section 2.5, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.5. Nothing in this Section 2.5 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 2.6 Waiver of Notice.

Transactions at a meeting of stockholders, however called and noticed and wherever held, shall be valid as though transacted at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present at the meeting in person or by proxy, to the extent such person did not receive proper notice, gives a waiver of notice. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be in the notice of the meeting but not so included, if that objection is expressly made at the meeting. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. The waiver of notice need not specify either the business to be transacted or the purpose of any annual or special meeting of stockholders.

Section 2.7 Quorum.

A majority of the voting power of the outstanding shares of stock entitled to vote at the meeting, represented in person or by proxy, constitutes a quorum for the transaction of business. No business may be transacted at a meeting in the absence of a quorum other than the adjournment of such meeting. If a quorum is present at a meeting, the affirmative vote of a majority of the voting power of the outstanding shares of stock entitled to vote at the meeting, represented at the meeting shall be the act of the stockholders unless the vote of a larger number is required by law, the Company’s Amended and Restated Certificate of Incorporation (as may be further amended, restated, modified or supplemented from time to time, the “Certificate of Incorporation”) or these Bylaws. If a quorum is present at the commencement of a meeting but the withdrawal of stockholders results in less than a quorum, the meeting shall be adjourned and the stockholders may not continue to transact business (other than to adjourn the meeting).

Section 2.8 Notice of Adjourned Meetings.

Any meeting of stockholders, whether or not a quorum is present, may be adjourned to a later date and time and at the same or a different place by the Chairman of the Board or by the vote of a majority of the voting power of the outstanding shares of stock entitled to vote at the meeting that are represented at the meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Notice of an adjourned meeting need not be given if (a) the meeting is adjourned for thirty (30) days or less, (b) the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, and (c) no new record date is fixed for the adjourned meeting. Otherwise, notice of the adjourned meeting shall be given as in the case of an original meeting.

Section 2.9 Conduct of Business.

The chairman of any meeting of stockholders shall determine the order of business and the procedure of the meeting, including the manner of voting and the conduct of business.

Section 2.10 Voting.

Except as provided below or as otherwise provided by the Certificate of Incorporation or Bylaws, a stockholder shall be entitled to one vote for each share held of record on the record date fixed for the determination of the stockholders entitled to vote at a meeting or, if no such date is fixed, the date determined in accordance with law. If any share is entitled to more or less than one vote on any matter, all references herein to a majority or other proportion of shares shall refer to a majority or other proportion of the voting power of shares entitled to vote on such matter. The Board, in its discretion, or the officer presiding at a meeting of stockholders in his discretion, may require that any votes cast at such meeting, including a vote for directors, be by written ballot.

Section 2.11 Participation at Stockholder Meetings by Remote Communications.

If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

(a)  participate in a meeting of stockholders; and

(b)  be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by remote communication, provided that (i) the Company shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Company shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Company.

Section 2.12 Proxies.

Except as otherwise provided in the Certificate of Incorporation or these Bylaws, every person entitled to vote shares may be represented at any meeting of stockholders by a written proxy executed by such person entitled to vote, or such person’s authorized officer, director, employee, agent or duly authorized attorney-in-fact. Any proxy duly executed is not revoked and continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto. Such revocation may be effected (i) by a writing delivered to the Secretary of the Company stating that the proxy is revoked, (ii) by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting or (iii) by attendance at the meeting and voting in person by the person executing the proxy; provided, however, that no proxy shall be valid after the expiration of three (3) years from the date of its execution unless otherwise provided in the proxy.

Section 2.13 Inspectors of Election.

(a) In advance of a meeting of stockholders, the Board may appoint inspectors of election to act at the meeting. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the Chairman of the Board or the chairman of the meeting, as the case may be, may, and on request of a stockholder shall, appoint inspectors of election (or persons to replace those who so fail or refuse) for the meeting. The number of inspectors shall be either one (1) or three (3). If appointments are to be made at a meeting on the request of a stockholder, the majority of the voting power of the outstanding shares of common stock represented in person or by proxy, shall determine whether the number of inspectors shall be one (1) or three (3). Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

(b) Such inspectors of election shall (i) determine the number of shares outstanding, the number of shares represented at the meeting, the voting power of each share, the existence of a quorum, and the authenticity, validity and effect of proxies; (ii) receive votes, ballots, or consents; (iii) hear and determine all challenges and questions arising in connection with the right to vote; (iv) count and tabulate votes or consents; (v) determine when the polls shall close; (vi) determine the result of an election; (vii) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; (viii) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots; (ix) do such other acts as may be proper in order to conduct the election with fairness to all stockholders; and (x) perform such other duties as may be prescribed by law. If there are three inspectors of election, the decision, act or certificate of a majority shall be effective in all respects as the decision of all.

Section 2.14 Action without Meeting.

Subject to Section 228 of the DGCL, any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if a consent in writing setting forth the action so taken, shall be signed by the stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all the shares entitled to vote thereon were present and voted. Unless a record date for voting purposes be fixed as provided in Section 2.15, the record date for determining stockholders entitled to give consent pursuant to this Section 2.14, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

Section 2.15 Record Date.

The Board may fix a time, in the future, not more than sixty (60) nor less than ten (10) days prior to the date of any meeting of stockholders, nor more than sixty (60) days prior to the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares. Only stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive such dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Company after any record date fixed as aforesaid. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board fixes a new record date.

ARTICLE III
DIRECTORS

Section 3.1 Powers and Duties.

The business and affairs of the Company shall be managed and all corporate powers shall be exercised, by or under the direction of the Board, subject to any limitations contained in these Bylaws, the Certificate of Incorporation, DGCL and any other agreements entered into by the Company. The Board may delegate the management of the day-to-day operation of the business of the Company, provided that the business and affairs of the Company shall remain under the ultimate direction of the Board.

Section 3.2 Number of Directors and Term of Office.

The number of directors of the Company shall be not less than four (4) nor more than ten (10). The exact number of directors shall be fixed from time to time by the Board. Each of the directors of the Company shall hold office until such director’s successor shall have been duly elected and shall qualify or until such director shall have resigned or shall have been removed in the manner provided in these Bylaws.

Section 3.3 Continuing Directors.

In the event of any increase or decrease in the authorized number of directors each director then serving as such shall nevertheless continue as a director until the expiration of his current term, or his prior death, retirement, resignation or removal.

Section 3.4 Election of Directors.

Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the annual meeting of the stockholders. Votes against the directors and votes withheld with respect to the election of directors shall have no legal effect. Elections of directors need not be by ballot except upon demand made by a stockholder at the meeting and before the voting begins. The election of directors is subject to any provisions contained in the Certificate of Incorporation relating thereto, including any provisions for a classified Board.

Section 3.5 Resignation.

A director may resign by giving written notice to the Board, the Chairman of the Board, the Chief Executive Officer, the President, the Executive Vice President, or the Secretary. Such resignation shall take effect upon receipt of such notice or at a later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If the resignation of a director is effective at a future time, the Board may elect a successor to take office when the resignation becomes effective.

Section 3.6 Vacancies.

Should a vacancy occur or be created on the Board through an increase in the exact number of directors within the authorized range set forth in the Certificate of Incorporation, such vacancy shall be filled by a majority vote of then serving directors or by an affirmative vote of the holders of not less than a majority of the voting power of the outstanding shares of common stock. If, during the interval between annual meetings of stockholders for the election of directors, any vacancies exist or are created, by reason of resignation, death or removal, the vacancy or vacancies in the directors may be filled by a majority vote of the remaining directors or by an affirmative vote of the holders of not less than a majority of the voting power of the outstanding shares of common stock.

Section 3.7 Place of Meeting.

The Board may by resolution designate a place within or without the State of Delaware, where a regular or special meeting of the Board shall be held. In the absence of such designation, meetings of the Board shall be held at the principal executive office of the Company.

Section 3.8 Meetings by Conference Telephone.

A meeting of the Board may be held through the use of conference telephone or other communications equipment, so long as all members participating in such meeting can hear one another. Participation in such a meeting shall constitute presence at such meeting. Directors are entitled to participate in any and all Board meetings through the use of conference telephone or other communications equipment. No director shall be excluded from any Board meeting or any portion of a Board meeting because such director elects to participate through the use of conference telephone or other communications equipment and the Company shall make all necessary arrangements to allow directors to participate in Board meetings through the use of a conference telephone or other communications equipment. No notice of meeting shall require any director to attend a Board meeting in person.

Section 3.9 Meetings.

Meetings of the Board shall be held at the times fixed by resolutions of the Board or upon call of the Chairman of the Board, the Chief Executive Officer, the President or, if there is no President, the Executive Vice President. The Secretary or officer performing his or her duties shall give reasonable notice (which shall not in any event be less than two (2) days notice delivered by mail, personally or by telephone, including a voice messaging system or by electronic transmission by the Company) of all meetings of directors, provided that a meeting may be held without notice immediately after the annual election, and notice need not be given of regular meetings held at times fixed by resolution of the Board. Meetings may be held at any time without notice if all of the directors are present or if those not present waive notice either before or after the meeting. Notice by mail, facsimile, telegraph or electronic transmission to the usual business, electronic mail or residence address of the directors not less than the time above specified before the meeting shall be sufficient.

Section 3.10 Waiver of Notice.

Transactions at any meeting of the Board, however called and noticed and wherever held, shall be valid as though transacted at a meeting duly held, after regular call and notice, if (i) a quorum is present, (ii) no director present protests lack of notice prior to or at the commencement of the meeting, and (iii) each director who did not receive proper notice and who is not present at the meeting gives a written waiver of notice, a consent to holding such meeting, or an approval of the minutes thereof whether before or after the meeting. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 3.11 Quorum.

A majority of the authorized number of directors shall constitute a quorum for the transaction of business. Except as otherwise provided by the Certificate of Incorporation or these Bylaws, every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is an act of the Board. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 3.12 Adjournment and Notice Thereof.

Any meeting of the Board, whether or not a quorum is present, may be adjourned by a majority vote of the directors present. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment; provided, however, notice of time and the place of holding an adjourned meeting for less than 24 hours need not be given to absent directors if the time and place are fixed at the adjourned meeting.

Section 3.13 Action Without Meeting.

Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board individually or collectively consent to such action in writing. Any consent in writing or by electronic transmissions shall be filed with the minutes of the proceedings of the Board. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such action by written consent shall have the same force and effect as a unanimous vote of the directors at a duly held meeting of the Board.

Section 3.14 Expense Reimbursement and Compensation.

Directors and members of committees may be paid such compensation, if any, for their services and such reimbursement for expenses, as may be fixed or determined by resolution of the Board. This Section 3.14 shall not be construed to preclude any director from serving the Company in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.

Section 3.15 Committees.

(a) The Board may, by resolution adopted by a majority of the authorized number of directors, (i) designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board and (ii) designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee of the Board, the other members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act in the place of such absent or disqualified member.

To the extent permitted by resolution of the Board, a committee may exercise all of the authority of the Board to the extent permitted by Section 141(c)(2) of DGCL, except with respect to:

(1) the approval, adoption or recommendation of any action which, under DGCL, also requires stockholders’ approval or approval of the outstanding shares;

(2) the filling of vacancies on the Board or in any committee;

(3) the fixing of compensation of the directors for serving on the Board or on any committee;

(4) the amendment or repeal of these Bylaws or the adoption of new bylaws;

(5) the amendment or repeal of any resolution of the Board which by such resolution’s express terms is not so amendable or repealable;

(6) a distribution to the stockholders of the Company, except at a rate or in a periodic amount or within a price range set forth in the Certificate of Incorporation or determined by the Board; or

(7) the appointment of any other committees of the Board or the members of these committees.

(b) Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section 3.7 (place of meeting), Section 3.8 (meetings by conference telephone), Section 3.9 (meetings), Section 3.10 (waiver of notice), Section 3.11 (quorum), Section 3.12 (adjournment and notice thereof), and Section 3.13 (action without meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee; special meetings of committees may also be called by resolution of the Board or by resolution of the committee; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the governance of any committee not inconsistent with the provisions of these Bylaws.

Section 3.16 Right of Inspection.

Each director shall have the right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the Company and its subsidiary companies, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and make extracts.

Section 3.17 Chairman of the Board.

The Company may also have, at the discretion of the Board, a Chairman of the Board who shall not be considered an officer of the Company. The Chairman of the Board shall preside at all meetings of the Board at which he or she is present and shall exercise and perform such other powers and duties as may be prescribed by the Board or these Bylaws.

ARTICLE IV
OFFICERS

Section 4.1 Officers.

The Company shall have (i) a Chief Executive Officer, (ii) a Secretary, and (iii) a Chief Financial Officer. The Company may also have, at the discretion of the Board, a President, an Executive Vice President, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as the Board may deem appropriate. Any number of offices may be held by the same person.

Section 4.2 Additional Officers.

Officers other than the Chief Executive Officer, the Executive Vice President, the Secretary, and the Chief Financial Officer are herein referred to as “Additional Officers”. The Board may elect, and may empower the Chairman of the Board, the Chief Executive Officer, the President or the Executive Vice President to appoint, such Additional Officers as the Board may deem appropriate. Each Additional Officer shall hold office for such period, shall have such authority, and shall perform such duties, as are provided in these Bylaws or as the Board may designate.

Section 4.3 Election and Term.

Except as otherwise herein provided, the officers of the Company shall be elected by the Board at its regular organizational meeting or at a subsequent meeting. Subject to the rights, if any, of an officer under any contract of employment, each officer shall hold office at the pleasure of the Board, or until his death, resignation or removal.

Section 4.4 Resignation and Removal.

(a) An officer may resign at any time by giving written notice to the Company. Such resignation shall be without prejudice to any rights the Company may have under any contract to which the officer is a party. Such resignation shall take effect upon the receipt of such notice or at a later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(b) The Board may remove any officer with or without cause, and such action shall be conclusive upon the officer so removed. The Board may authorize any officer to remove subordinate officers. Any removal shall be without prejudice to rights the officer may have under any employment contract with the Company.

Section 4.5 Vacancies.

A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these Bylaws for election or appointment to such office.

Section 4.6 Chief Executive Officer.

The Chief Executive Officer of the Company shall have and be vested with general supervisory power and authority over the business and affairs of the Company. He or she shall see that all orders and resolutions of the Board are carried into effect. He or she shall sign or countersign or authorize another officer of the Company to sign all certificates contracts, and other instruments of the Company as authorized by the Board, shall make reports to the Board and stockholders and shall perform all such other duties as may be directed by the Board or these Bylaws. The Chief Executive Officer shall preside over all meetings of stockholders as chairman of the meeting.

The President (or if there is no President, the Executive Vice President) shall, in the event of absence, disability or refusal to act of the Chief Executive Officer, perform the duties and exercise the powers of the Chief Executive Officer, and shall have such powers and discharge such duties as may be assigned from time to time by the Board.

Section 4.7 President; Executive Vice President.

The President (or if there is no President, the Executive Vice President) shall have and be vested with general supervisory power and authority over the business and affairs of the Company and shall perform all such duties as may be directed by the Board or these Bylaws, subject at all times to the authority of the Chief Executive Officer. The President (or if there is no President, the Executive Vice President) shall also have and exercise all of the duties, power and authority prescribed for the Chief Executive Officer except with respect to such specific authority as is reserved for the Chief Executive Officer.

Section 4.8 Vice Presidents.

Vice Presidents shall have such powers and duties as may be prescribed by the Board, the Chairman of the Board, the Chief Executive Officer, the President or the Executive Vice President.

Section 4.9 Chief Financial Officer; Treasurer.

The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Company with such depositaries as may be designated by the Board. He or she shall disburse the funds of the Company as may be ordered by the Board, shall render to the Chief Executive Officer, the President, the Executive Vice President, and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Company, and shall have other powers and perform such other duties as may be prescribed by the Board or these Bylaws.

If there be any Treasurer, the Treasurer shall, in the event of absence, disability or refusal to act of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer, and shall have such powers and discharge such duties as may be assigned from time to time by the Chief Executive Officer, the President or the Executive Vice President or by the Board.

Section 4.10 Secretary.

(a) The Secretary shall keep or cause to be kept full and accurate records of all meetings of stockholders and all meetings of directors. Such records shall include books of minutes of all meetings of stockholders, meetings of the Board, and meetings of committees. The information in such books of minutes shall include the names of those present at Board and committee meetings and the number of shares represented at stockholders’ meetings.

(b) The Secretary shall give or cause to be given notice of all meetings of stockholders, of the Board, and of any committees, whenever such notice is required by law or these Bylaws.

(c) The Secretary shall keep or cause to be kept at the principal executive office, or at the office of the Company’s transfer agent or registrar if either be appointed, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

(d) The Secretary shall keep or cause to be kept a copy of these Bylaws of the Company at the principal executive office or business office.

(e) The Secretary shall keep the corporate seal in safe custody.

(f) The Secretary shall have all the powers and duties ordinarily incident to the office of a secretary of a corporation and such other duties as may be prescribed by the Board.

(g) If there be any Assistant Secretaries, one or more Assistant Secretaries, in order of seniority, shall, in the event of the absence, disability or refusal to act of the Secretary, perform the duties and exercise the powers of the Secretary, and shall have such powers and discharge such duties as may be assigned from time to time by the Chief Executive Officer, the President or the Executive Vice President or by the Board.

Section 4.11 Compensation.

The Board may fix, or may appoint a committee to fix, the compensation of all officers and employees of the Company. The Board may authorize any officer upon whom the power of appointing subordinate officers may have been conferred to fix the compensation of such subordinate officers.

ARTICLE V
DIVIDENDS AND FINANCE

Section 5.1 Dividends.

Dividends upon the capital stock of the Company, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 5.2 Fiscal Year.

The fiscal year of the Company shall be fixed by resolution of the Board and may be changed by the Board.

ARTICLE VI
INDEMNIFICATION

Section 6.1 Right to Indemnification.

The Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee, duly authorized attorney-in-fact, or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person. The Company shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of the Company.

Section 6.2 Prepayment of Expenses.

The Company shall pay the expenses (including attorneys’ fees) incurred in defending any proceeding, for which indemnification is required pursuant to Section 6.1 of these Bylaws, in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

Section 6.3 Non-Exclusivity of Rights.

The rights conferred on any person by this Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.4 Other Indemnification.

The Company’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust or other enterprise.

Section 6.5 Insurance.

The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company, or such person who is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under Delaware law.

Section 6.6 Conflicts.

No indemnification or advance shall be made under this Article VI, except where such indemnification or advance is mandated by law or order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears: (i) that it would be inconsistent with a provision of the Certificate of Incorporation, these Bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or (ii) that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

Section 6.7 Amendment or Repeal.

Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection under this Article VI of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VII
MISCELLANEOUS

Section 7.1 Maintenance of Share Register.

The Company shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each stockholder.

Section 7.2 Interested Directors and Officers; Quorum.

No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to such director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (2) the material facts as to such director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Board, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

Section 7.3 Registered Stockholder.

Except as may otherwise be required by law, by the Certificate of Incorporation or by these Bylaws, the Company shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Company in accordance with the requirements of these Bylaws.

Section 7.4 Inspection of Bylaws.

The Company shall keep at its principal executive office the original or a copy of these Bylaws as amended to date, which copy shall be open to inspection by stockholders at reasonable times during office hours.

Section 7.5 Certificates of Stock.

(a) Shares of the capital stock of the Company may be certificated or uncertificated, as provided under the DGCL. Each stockholder, upon written request to the transfer agent or registrar of the Company, shall be entitled to a certificate of the capital stock of the Company in such form as may from time to time be prescribed by the Board. Any certificates issued to any stockholder of the Company shall be signed in the name of the Company by (i) the Chairman of the Board, the Chief Executive Officer, the President or the Executive Vice President and (ii) the Secretary, any Assistant Secretary, the Chief Financial Officer, any Assistant Chief Financial Officer of the Company, Treasurer or any Assistant Treasurer. Any of the signatures on the certificate may be facsimile. If any officer, transfer agent or registrar whose signature appears on the certificate shall cease to be such an officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Company with the same effect as if such person continued to be an officer, transfer agent or registrar at the date of issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Company is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law. The Company shall be permitted to issue fractional shares.

(b) To the fullest extent permitted by law, shares may be issued prior to full payment under such restrictions and for such purposes as the Board may lawfully provide; provided, however, that on any certificate issued to represent any partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereof shall be stated.

(c) Except as provided in this Section 7.5, no new certificate for shares shall be issued in lieu of an old one unless the old certificate is surrendered and canceled at the same time. The Company may, however, in case any certificate is alleged to have been lost, stolen or destroyed, issue (i) a new certificate or certificates of stock or (ii) uncertificated shares in place of any certificate or certificates previously issued by the Company alleged to have been lost, stolen or destroyed, and the Company may require that the Company be given a bond or other adequate security sufficient to indemnify the Company against any claim that may be made against it (including expense or liability) on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

Section 7.6 Transfers of Stock.

(a) Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Company to issue a new certificate or evidence of the issuance of uncertificated shares to the stockholder entitled thereto, cancel the old certificate and record the transaction upon the Company’s books. Upon the surrender of any certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face "Cancelled" and filed with the permanent stock records of the Company.

(b) Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the stockholder entitled thereto and the transaction shall be recorded upon the books of the Company. If the Company has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

(c) The Board may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

Section 7.7 Rights Plans.

(a) The Board shall seek stockholder approval prior to its adoption of a Rights Plan, unless the Board, in the exercise of its fiduciary duties and with the concurrence of a majority of its independent directors, determines that, under the circumstances existing at the time, it is in the best interests of the stockholders of the Company to adopt a Rights Plan without delay.

(b) If a Rights Plan is adopted by the Company without prior approval of the stockholders of the Company, such plan must provide that it shall expire unless ratified by the stockholders of the Company within one (1) year of adoption.

(c) For purposes of this Section 7.7, the term "Rights Plan" refers generally to any plan providing for the distribution of preferred stock, rights, warrants, options or debt in to the stockholders of the Company, designed to deter non-negotiated takeovers by conferring certain rights on the stockholders of the Company upon the occurrence of a "triggering event" such as a tender offer or third party acquisition of a specified percentage of stock.

Section 7.8 Annual Statement to Stockholders.

The Board shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Company.

Section 7.9 Representation of Shares of Other Corporations.

The Chairman of the Board, the Chief Executive Officer, the President, the Executive Vice President, the Secretary, the Chief Financial Officer and such other officers as the Board may designate by resolution are each authorized to vote, represent and exercise on behalf of the Company all rights incident to any and all shares of any other corporation or corporations standing in the name of the Company. The authority herein granted may be exercised either by any such officer in person or by any other person so authorized to do by proxy or power of attorney duly elected by said officer.

Section 7.10 Stock Purchase Plan.

The Company may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees or directors of the Company or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes or otherwise.

Any such stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment, an option or obligation on the part of the Company to repurchase the shares upon termination of employment, restrictions upon transfer of the shares, the time limits of and termination of the plan, and any other matters, not in violation of applicable law, and may be included in the plan as approved or authorized by the Board or any committee of the Board.

Section 7.11 Construction.

Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular includes the plural, plural number includes the singular, and the term “person” includes both a corporation and a natural person.

Section 7.12 Amendment of These Bylaws.

Subject to restrictions contained in the Certificate of Incorporation, these Bylaws, or any of them, may be amended, altered or repealed and new Bylaws may be adopted, in each case in any manner not inconsistent with DGCL or the Certificate of Incorporation, by the affirmative vote of at least a majority of the members of the Board or by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of common stock of the Company. Notwithstanding the foregoing, no amendment, modification or waiver shall be binding or effective with respect to this Section 7.12 without the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of common stock of the Company.